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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements on From S-8 (Nos. 33-98920 and 33-308349) pertaining to the 1995 Stock Incentive Plan and Employee Stock Purchase Plan and the related Prospectus of Cardiometrics, Inc., with respect to the financial statements of Cardiometrics, Inc. included in this amended Annual Report (Form 10-K/A) for the year ended December 31, 1996.

                                        /s/  ERNST & YOUNG LLP
                                        -----------------------------
                                        Ernst & Young LLP

Palo Alto, California
June 11, 1997